EXHIBIT 99.1

                              C. R. ANTHONY COMPANY
                               701 NORTH BROADWAY
                          OKLAHOMA CITY, OKLAHOMA 73102

                               COMMON STOCK PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints John J. Wiesner and Michael E. McCreery as proxies (the "Proxies"), each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock of C. R. Anthony Company held of record by the undersigned at the close of business on _________, 1997 at the Special Meeting of Stockholders to be held on ___________, 1997 at 10:30 A.M., or any reconvention thereof.

1. Proposal to approve and adopt the Agreement and Plan of Merger between C. R. Anthony Company and Stage Stores, Inc. dated March 5, 1997 (the "Merger Agreement") and the Merger contemplated by the Merger Agreement. (THE BOARD RECOMMENDS A VOTE "FOR")

      ________  FOR         ________  AGAINST            ________ ABSTAIN

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD. AS TO ITEM 1, THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTIONS ARE INDICATED, IT WILL BE VOTED FOR THE PROPOSAL.


                  Dated: _________________, 1997



                  --------------------------------
                  Signature of Shareholder


                  --------------------------------
                  Signature of Additional Shareholder (if any)

                  Please sign exactly as the stock is held. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign.

DO YOU PLAN TO ATTEND?  YES  (  )   NO  (  )

                              Exhibit 99.1 - Page 1